SUB-ITEM 77Q3

AIM GLOBAL EQUITY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2008
FILE NUMBER: 811-2699
SERIES NO.: 9

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                           $ 517
        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B                           $  96
          Class C                           $  58
          Class R                           $   2
          Class Y                           $   1
          Institutional Class               $  49

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                         0.0318
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                         0.0318
          Class C                         0.0318
          Class R                         0.0318
          Class Y                         0.0318
          Institutional Class             0.0318

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                         17,157
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                          3,157
          Class C                          1,886
          Class R                             79
          Class Y                             24
          Institutional Class              1,648


74V.    1 Net asset value per share (to nearest cent)
          Class A                           7.70
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                           7.21
          Class C                           7.20
          Class R                           7.68
          Class Y                           7.71
          Institutional Class               7.81